                                                                    Exhibit 3.50




                       PRESCRIBED BY J. KENNETH BLACKWELL

                             Ohio Secretary of State
                          Central Ohio: (614) 466-3910
                            Toll Free: 1-877-SOS-FILE
                                 (1-877-767-3453

www.state.oh.us/sos
e-mail:busserv@sos.state.oh.us

                           CERTIFICATE OF AMENDMENT BY
                             SHAREHOLDERS OR MEMBERS
                                   (DOMESTIC)
                                Filing Fee $50.00


(CHECK ONLY ONE (1) BOX)


(1)  Domestic for Profit                 (2)  Domestic Non-Profit
     [X] Amended       [ ] Amendment            [ ] Amended      [ ] Amendment
         (022-AMAP)       (125-AMDS)               (        )        (       )

Complete the general information in this section for the box checked above.

Name of Corporation    Erie Shores Emergency Physicians, Inc.
                       --------------------------------------

Charter Number         1181248
                       -------

Name of Officer        David C. Pelini, M.D.
                       ---------------------

Title                  President
                       ---------

[ ] Please check if additional provision attached

The above named Ohio corporation, does hereby certify that:

[ ] A meetng of the   [ ] shareholders     [ ] directors (non-profit  amended )

[ ] members was duly called and held on
                                        -------------------------------
                                                    (Date)

at which meeting a quorum was present in person or by proxy, based upon the quorum present, an affirmative role was cast which entitled them to exercise % as the voting power of the corporation

[X] In a writing signed by all of the [X] shareholders [ ] directors (non-profit
amended                 only)

[ ] members who would be entitled to the notice of a meeting or such other proportion not less than a majority as the articles of regulations or bylaws permit.

Clause applied if amended box is checked

Resolved, that the following amended articles of incorporation be and the same are hereby adopted to supercede and take the place of the existing articles of incorporation and all the amendments thereto.


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All of the following information must be completed if amended box is checked. If an amendment box is checked, complete the areas that apply.

FIRST:  The name of the corporation is:   Erie Shores Emergency Physicians, Inc.
                                          --------------------------------------


SECOND: The place in the State of Ohio where its principal office is located in the city of:

              Cleveland                                               Cuyahoga
              ----------------------------------------------------------------
              (city, state or township)                               (county)


THIRD:  The purposes of the corporation are as follows:


                        To provide emergency medical diagnosis, treatment and related services and to amend the articles by providing such services under Chapter 1701 of the Ohio Revised Code and not under Chapter 1786 of the Ohio Revised Code.



FOURTH: The number of shares which the corporation is authorized to have
        outstanding is:        750
                            ---------
                           (Does not apply to box (2))


     REQUIRED
Must be authenticated               /s/ David C. Pelini
(signed) by an authorized           -----------------------------     ----------
representative                      Authorized Representative            Date
     (See instructions)
                                    David C. Pelini, M.D.
                                    -----------------------------
                                    (print name)

                                    President
                                    -----------------------------

                                    -----------------------------

                                    -----------------------------      ---------
                                    Authorized Representative             Date

                                    -----------------------------
                                    (print name)

                                    -----------------------------

                                    -----------------------------



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